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                                                                    EXHIBIT 99.1

(NATCOGROUP LOGO)

2950 North Loop West, Suite 700
Houston, TX  77092                                                PRESS RELEASE
PHONE: (713) 685-8082   FAX: (713) 683-7841

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NATCO GROUP INC. TO REVISE 3Q CASH FLOW STATEMENT     HOUSTON, DECEMBER 23, 2004
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NATCO Group Inc. (NYSE: NTG) announced today that, subsequent to the issuance of its consolidated financial statements for the nine months ended September 30, 2004, the company discovered errors in the support schedules used for the preparation of the Consolidated Condensed Statement of Cash Flows that resulted in the misclassification of several cash flow items. These errors did not impact revenues or net income. NATCO Group intends to restate the Consolidated
Condensed Statement of Cash Flows included in the Consolidated Financial Statements that are contained in the Quarterly Report on Form 10-Q for the period ended September 30, 2004 as promptly as practicable following completion of the review of the report by the company's registered independent public accounting firm. Therefore, the audit committee of our board of directors has concluded that the previously issued Consolidated Condensed Statement of Cash Flows contained in our quarterly report on Form 10-Q for the period ended September 30, 2004 should not be relied upon.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 75 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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